Exhibit 4.3

Subscription Agreement

for

Shares in

Bitwise 10 Crypto Index Fund

a Delaware Statutory Trust

Please carefully review and follow the instructions to subscribers immediately following this cover page.

Incomplete subscription agreements will be returned to subscribers for completion.

Subscribers are strongly encouraged to seek independent legal, investment and tax advice regarding their individual circumstances and financial objectives in determining whether to subscribe for shares in Bitwise 10 Crypto Index Fund.

Bitwise 10 Crypto Index Fund

Part I: Introduction and Instructions

Introduction

This subscription agreement (“Subscription Agreement”) provides important information and documentation needed to subscribe for and invest in a units of fractional undivided beneficial interest in the profits, losses, distributions, capital and assets of, and ownership of (“Shares”), Bitwise 10 Crypto Index Fund (the “Fund”). Bitwise Investment Advisers, LLC, a Delaware limited liability company (“Sponsor”), will serve as the sponsor of the Fund.

By signing the signature page to this Subscription Agreement (“Signature Page”), you agree to be bound by the terms of the Subscription Agreement, the trust agreement of the Fund (as amended and/or restated from time to time, the “Trust Agreement”), and the private placement memorandum (“Private Placement Memorandum”), and/or any other offering materials provided to you with respect to the Shares through the date of your execution of this Subscription Agreement (collectively, the “Offering Materials”).

This Subscription Agreement includes each of the following items:

•	Part I, Introduction and Instructions

•	Part II, the “Investor Questionnaire” and Signature Page

•	Part III, which provides legally binding terms of the Subscription Agreement additional to those in the Investor Questionnaire

Subscribers (“Subscribers”) for Shares should review the materials provided carefully and follow the steps and instructions below.

The terms “I,” “me,” “my” and similar terms used throughout this Subscription Agreement refer to the Subscriber.

Instructions to Subscribers

In order to invest in the Fund, please complete the following steps.

1. Investor Questionnaire: Please submit to the Sponsor, by completing and submitting this form online, (1) a completed and signed Investor Questionnaire and E-Signature Page, and (2) all requested supplemental information and documentation, including the following:

•

For entity investors, a copy of the applicable organizational and authority documents (e.g., trust instrument, certificate of incorporation, certificate of formation, corporate resolutions, bylaws, partnership agreement, operating agreement, plan documents, etc.).

•	For natural person investors, a copy of a driver’s license, passport or other government-issued form of identification.

•	IRS Form W-9 (included as Part III of this Subscription Agreement).

2. When and Where to Send: The Investor Questionnaire, E-Signature Page and supplemental materials should be delivered simultaneously through the online form at bitwiseinvestments.com/onboarding. Failure to submit these documents will result in an incomplete Subscription Agreement and prevent you from subscribing for Shares.

I-1

3. Payment of Investment: Pursuant to the Trust Agreement, Subscribers will make capital contributions at the time of acceptance by the Sponsor of their subscription to the Fund in accordance with the wire transfer instructions provided in the notice of acceptance. Wire transfer instructions for payment in U.S. dollars (“USD”) or the public Bitcoin address for payments in Bitcoin (“BTC”) will be provided in the notice of acceptance.

4. Questions: If you have any questions about the Subscription Agreement, please contact the Sponsor at investors@bitwiseinvestments.com. An incomplete Subscription Agreement will be rejected and returned to Subscriber for completion.

5. Additional Information: The Sponsor may, in its sole discretion, request other information from the Subscriber.

The enclosed documents may not be reproduced or delivered to any other person or entity.

I-2

Bitwise 10 Crypto Index Fund

Part II: Investor Questionnaire and Signature Page

1.	Subscriber Information

Amount of Subscription: USD BTC

Full Legal Name of Investor:

For entities: For natural persons: First Name, Middle Initial, Last Name
Indicate if Investor is:

☐ S Corporation

☐ Grantor Trust

☐ Limited Partnership

☐ Limited Liability Company

☐ Estate

☐ Trust-EIN (trust with EIN in format: 12-3456789)

☐ Trust-SSN (trust with EIN in format: 123-45-6789)

☐ Public Pension Plan

☐ Sovereign Investment Fund

☐ C Corporation ☐ General Partnership ☐ Limited Liability Partnership ☐ Exempt Organization ☐ Nominee-EIN ☐ Nominee-SSN ☐ Natural Person ☐ Other

If Subscriber is an entity (e.g., a trust, partnership, corporation, etc.), please answer the questions in this Investor Questionnaire from the perspective of the entity itself, rather than from the perspective of the individual who will be signing for the entity.

For Entities:	For Natural Persons:

Date of Organization:	Date of Birth:
State/Country of Organization:	(Month/Day/Year)

Street Address: Mailing Address for All Communications:

☐ Check if same as street address.

Address – Line 1: Address – Line 1:

Address – Line 2: Address – Line 2:

City: City:

State: Zip Code: State: Zip Code:

Telephone Number:

Facsimile Number (optional):

E-Mail Address:

Social Security Number or Tax Identification Number:

For entity investors, attach a copy of the applicable organizational and authority documents (e.g., trust instrument, certificate of incorporation, certificate of formation, corporate resolutions, partnership agreement, operating agreement, plan documents, etc.).

For natural person investors, check form of ownership below, and provide a copy of driver’s license, passport or other government-issued form of identification.

☐ Individual Ownership (One signature required)

☐ Tenants in Common (All tenants must sign)

☐ Joint Tenants with Right of Survivorship (All tenants must sign)

☐ Individual Retirement Account (“IRA”) (One signature required)

2. Status as a U.S. Person. I am a “U.S. Person,” within the meaning of Rule 902(a)(k) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), based on the fact that (check all that apply):

☐ I am a natural person resident in the United States.

☐ I am a corporation, partnership, limited liability company, or equivalent legal entity organized under the laws of any state of the United States; or organized or incorporated under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined below) who are not natural persons, estates or trusts.

☐ I am an estate of which any executor or administrator is a U.S. person, or a trust of which any trustee is a U.S. person.

☐ I am an agency or branch of a foreign entity located in the United States.

☐ I am a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person.

☐ I am a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States.

☐ I am none of the above, and therefore am not a U.S. person within the meaning of Rule 902(a)(k) of the Securities Act.1

(1) I will immediately notify the Sponsor if I become a U.S. person at any time during which I hold or own an Interest;

(2) I am not acquiring the Interest for the account or benefit of a U.S. person;

(3) I was physically located outside of the U.S. at the time that I received the Trust Agreement and this Subscription Agreement; and

(4) I was physically located outside of the U.S. as of the execution date of this Subscription Agreement.

3. Accredited Investor Status. I am an “accredited investor,” within the meaning of Rule 501(a) under the Securities Act, based on the fact that (check all that apply):

☐ I am a natural person who has a net worth2, either individually or on a joint basis with my spouse, of at least U.S. $1,000,000.

☐ I am a natural person who has had individual income in excess of U.S. $200,000 for each of the two most recent years, or joint income with my spouse in excess of U.S. $300,000 in each of those years, and I have a reasonable expectation of reaching the same income level in the current year.

☐ I am a director, executive officer or equivalent of the Fund or the Sponsor.

[1]

U.S. persons do not include any of the following: (i) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States; (ii) any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if: (A) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and (B) the estate is governed by foreign law; (iii) any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person; (iv) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country; (v) any agency or branch of a U.S. person located outside the United States if: (A) the agency or branch operates for valid business reasons; and (B) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and (vi) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

[2]

“Net worth” means the excess of total assets at fair market value over total liabilities. For purposes of determining “net worth,” the primary residence owned by an individual should be excluded as an asset. Any liabilities secured by the primary residence should be included in total liabilities only if and to the extent that: (1) such liabilities exceed the fair market value of the residence; or (2) such liabilities were incurred within 60 days before the sale of the Shares (other than as a result of the acquisition of the primary residence).

☐ I am a trust, with total assets in excess of U.S. $5,000,000, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act, and I will not hold Shares in the Fund that is more than 40% of the total value of my assets after the purchase of my Shares.

☐ I am a corporation, California, Delaware or similar business trust, or partnership, with total assets in excess of U.S. $5,000,000, and I will not hold Shares in the Fund that is more than 40% of the total value of my assets after the purchase of my Shares.

☐ I am a private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940, as amended (“Advisers Act”).

☐ I am a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

☐ I am a broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”).

☐ I am an insurance company as defined in Section 2(13) of the Securities Act.

☐ I am an investment company registered under the U.S. Investment Company Act of 1940

(“1940 Act”), as amended, or a business development company as defined in Section 2(a)(48) of the Investment Company Act.

☐ I am a Small Business Investment Company licensed by the Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958.

☐ I am an entity in which all of the equity owners are “accredited investors.”

☐ I am not an accredited investor.

4. ERISA

Benefit Plan Investor Status. I am, or am acting (directly or indirectly) on behalf of, either:

☐ An employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act (“ERISA”)), whether or not the plan is subject to Title I of ERISA; a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code (“Code”); a “benefit plan investor” within the meaning of 29 C.F.R. Section 2510.3-101; a “governmental plan” within the meaning of Section 3(32) of ERISA; or a person that is deemed to hold “plan assets” under the ERISA plan assets regulations, and consequently subject to regulation under ERISA.

☐ An entity 25% or more of the value of any class of equity of which is held by entities described in the paragraph above; provided that for purposes of making the determination, the value of any equity interest held by a person (other than an entity described in the beginning of this item) who has discretionary authority or control with respect to the assets of the entity or a person who provides investment advice for a fee (direct or indirect) with respect to those assets, or any affiliate of that person, will be disregarded.3

[3]

Based on this definition, an insurance company using general account assets may be deemed to include the assets of a benefit plan investor, pursuant to Section 401(c) of ERISA. For example, plans that are maintained by a foreign corporation, a governmental entity or a church are employee benefit plans within the meaning of Section 3(3) of ERISA but generally are not subject to Title I of ERISA or Section 4975 of the Code.

☐ If I am a “benefit plan investor” based on the immediately preceding item, I am subject to Title I of ERISA or Section 4975 of the Code.

☐ I am none of the above.

5. Regulation D Disqualifying Event. I4 am subject to the following Regulation D Rule 506(d) “disqualifying event,” or am subject to a proceeding or event that could result in a “disqualifying event” (check all that apply):6

☐ I have been convicted within ten years of the date of my signature on the Signature Page of any felony or misdemeanor (i) in connection with the purchase or sale of any security, (ii) involving the making of any false filing with the U.S. Securities and Exchange Commission (the “SEC”) or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

☐ I am subject to any order, judgment or decree of any court of competent jurisdiction entered within five years of the date of my signature on the Signature Page that presently restrains or enjoins me from engaging or continuing to engage in any conduct or practice (i) in connection with the purchase or sale of any security, (ii) involving the making of any false filing with the SEC or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

☐ I am subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that (i) as of the date of my signature on the Signature Page, bars me from (A) association with an entity regulated by one of these commissions, authorities, agencies or officers, (B) engaging in the business of securities, insurance or banking or (C) engaging in savings association or credit union activities, or (ii) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct entered within ten years of the date of my signature on the Signature Page;

☐ I am subject to any order of the SEC pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Advisers Act that as of the date of my signature on the Signature Page (i) suspends or revokes my registration as a broker, dealer, municipal securities dealer or investment adviser, (ii) places limitations on my activities, functions or operations or (iii) bars me from being associated with any entity or from participating in the offering of any penny stock;

[4]

For purposes of this item, references to “I” include any person whose interest in, or relationship to, me is deemed to make that person a beneficial owner of my voting securities under Exchange Act Rule 13d-3 and within the meaning of Rule 506(d). Under Rule 13d-3, a person is a beneficial owner of a security if, for among other reasons, such person directly or indirectly has or shares (a) the power to vote or to direct the voting of such security and/or (b) the power to dispose of or direct the disposition of such security.

☐ I am subject to any order of the SEC entered within five years of the date of my signature on the Signature Page that presently orders me to cease and desist from committing or causing a violation or future violation of (i) any scienter-based anti-fraud provision of the federal securities laws or (ii) Section 5 of the Securities Act;

☐ I am, as of the date of my signature on the Signature Page, suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

☐ I have filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within five years of the date of my signature on the Signature Page, was the subject of a refusal order, stop order or order suspending the Regulation A exemption, or is presently the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

☐ I am subject to a United States Postal Service false representation order entered within five years of the date of my signature on the Signature Page or presently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

☐ I am not subject to any of the disqualifying events listed above.

6. Committee on Foreign Investment in the United States (CFIUS) Foreign Person Status Questions. I am:

☐ A foreign national – i.e., neither a U.S. citizen nor another individual who owes his or her sole allegiance to the United States.

☐ A foreign government, including any government-controlled legal entity organized or incorporated under the laws of any foreign (i.e., non-U.S.) jurisdiction.

☐ A foreign entity, including any corporation, partnership, limited liability company, or equivalent legal entity organized or incorporated under the laws of any foreign (i.e., non-U.S.) jurisdiction.

☐ A U.S. national over whom control5 is exercised or may be exercisable – in any form – by a foreign national, foreign government or foreign entity (e.g., I have substantial debts held by a foreign government, etc.)

☐ A corporation, partnership, limited liability company, or equivalent legal entity organized or incorporated under the laws of any state of the United States over whom control is exercised or may be exercisable – in any form – by a foreign national, foreign government or foreign entity (e.g., I have a foreign shareholder that has the right to nominate candidates for one or more board seats; I have a foreign manager or general partner; a foreign person otherwise participates in my important decision-making processes; etc.).

[5]

Control means the power, direct or indirect, whether exercised or not exercised, to determine, direct, or decide important matters affecting an entity, subject to regulations prescribed by CFIUS, and includes negative control (i.e., the ability to prevent an entity from making a particular decision).

☐ Not a foreign person under any of the above definitions or otherwise as defined under Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof.

7. Additional Certifications and Representations for Entity Investors and Individual Retirement Accounts. Please check all that apply:

☐ I am an entity that has been organized, reorganized, formed, capitalized or recapitalized for the specific purpose of acquiring Shares.

☐ The amount of my subscription for Shares in the Fund exceeds 40% of my total assets (on a consolidated basis with my subsidiaries) or, if I am a private investment fund with binding, unconditional commitments from my beneficial owners, more than 40% of those commitments.

☐ I am an entity that would be an investment company under the 1940 Act but for Section 3(c)(1) or 3(c)(7) thereof.

If you have checked any of the above boxes in this Section 8 in the affirmative, please indicate the number of beneficial owners your entity has below.

____ Number of beneficial owners

☐ I am (i) a partnership, grantor trust or an S-corporation for U.S. federal income tax purposes, or (ii) an entity that is disregarded as separate from its owner for U.S. federal income tax purposes that is owned by a partnership, grantor trust or S-corporation.

If so:

☐ More than 50 percent of the value of the ownership interest of any of my beneficial owners is (or may at any time during the term of the Fund be) attributable to my Shares in the Fund.

☐ A principal purpose of my participation in the Fund is to permit the Fund to satisfy the 100 partner limitation contained in U.S. Treasury Regulation Section 1.7704-1(h)(3).

☐ My shareholders, partners or other equity or beneficial interest holders are able to decide individually whether to participate,6 or the extent of their participation,7 in my investment in the Fund.

[6]

A Subscriber should check this box if, for example, its shareholders, partners or other holders of equity or beneficial interests are able to determine whether their capital will form part of the capital invested by the Subscriber in the Fund, including (i) participant-directed defined contribution plans in which participants have or will have discretion as to their level of investment in the Subscriber or (ii) plans in which employees determine their level of participation.

☐ I am directly or indirectly (a) subject to the U.S. Freedom of Information Act, 5 U.S.C. § 552 (“FOIA”), any U.S. state public records access law, or any U.S. state or other jurisdiction’s laws similar in intent or effect to FOIA, or (b) subject, by regulation, contract or otherwise, to disclose information concerning the Fund to a trading exchange or other market where my Shares are sold or traded, whether foreign or domestic, or (c) an agent, nominee, fiduciary, custodian or trustee for any person described in the preceding clauses (a) or (b) where information concerning the Fund provided or to be disclosed to that agent, nominee, fiduciary, custodian or trustee by the Fund or the Sponsor is provided or could at any time become available to a person described in the preceding clauses (a) or (b).

☐ None of the above apply to me.

8. Truthfulness of Information Provided; Additional Information.

☐ I represent and warrant to the Fund and the Sponsor that the answers I have provided in this Investor Questionnaire and each Form W-9 or other applicable IRS Form that I have delivered to the Sponsor as my investor information are current, true, correct and complete and do not omit to state any material fact necessary in order to make the statements contained in those documents not misleading. I further represent that the address set forth in this Investor Questionnaire is my true and correct legal address. I agree to notify the Fund and the Sponsor of any change to the information provided in this Investor Questionnaire promptly, but in any event within thirty (30) calendar days of the change.

☐ I represent and warrant that all of the representations and warranties I am making in this Subscription Agreement are true and accurate as of the date of my signature on the Signature Page. If any representations and warranties are not true and accurate prior to acceptance of this Subscription Agreement, I shall give prompt written notice of this fact to the Fund and the Sponsor specifying which representations and warranties are not true and accurate and the reasons why they are not. I agree to notify the Fund and the Sponsor promptly if there is any change with respect to any of the representations and warranties in this Subscription Agreement.

☐ I agree that at any time in the future at which I may acquire additional Shares, I shall be deemed to have reaffirmed, as of the date of acquisition of the additional Shares, each and every representation and warranty made by me in this Subscription Agreement or any other instrument provided by me to the Fund and the Sponsor in connection with that acquisition, except to the extent modified in writing by me and consented to by the Fund and the Sponsor.

☐ I agree on behalf of myself and my successors and assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish and deliver any other instruments, documents and statements and to take any other actions as the Sponsor may determine to be necessary or appropriate to effectuate and carry out the purposes of this Subscription Agreement and the Trust Agreement.

9. Electronic Delivery. The Fund, the Sponsor and/or any third party service provider selected by the Sponsor under its authority set forth in the Trust Agreement may provide you (or your designated agents) (i) statements, reports, and all other communications relating to (A) the Fund and (B) your investment in the Fund, including investment account information, subscription and withdrawal activity, Schedule K-1s, annual and other updates of the Fund’s consumer privacy policies and procedures and (ii) all communications relating to the Sponsor (collectively, the “Fund Information”), in electronic form, such as through a file attached to an email sent to the email address provided by you, or over a private internet site, in lieu of or in addition to sending such Fund Information as hard copies via facsimile or mail. If the Fund Information is made available over the internet, you may be notified of its availability through an email sent to the email address provided by you. You agree that all Fund Information provided to you via email notification or website will be deemed to have been good and effective delivery to you when sent or posted, regardless of whether you actually or timely receive or access the email notification. Email messages are not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with without the knowledge of the sender or the intended recipient. Each of the Fund, the Sponsor and any third party service provider reserves the right to intercept, monitor and retain emails messages to and from its systems as permitted by applicable law. The Sponsor’s acceptance of your subscription is not conditioned on consent to electronic delivery of Fund Information. You agree that you will be solely responsible for notifying the Fund in writing of any change in your email address and that the Fund may not seek to verify or confirm your email address as provided. If you do not have access to the internet or email, you should not consent to electronic delivery of Fund Information. You may revoke your consent to electronic delivery of Fund Information at any time upon written notice to the Fund and receive all Fund Information in paper format. The effective date of the withdrawal of consent will either be the date the notice of withdrawal is received or a subsequent date that will be communicated to you within a reasonable time after the receipt of notice of the withdrawal of consent. You may also request delivery of a paper copy of any Fund Information by contacting the Fund.

Please check the appropriate box:

☐ I agree to receive Fund Information in electronic form at the Sponsor’s discretion in lieu of a separate mailing of paper copies until such time as I no longer have the right to receive Fund Information or I revoke my consent in writing.

☐ I do not agree to receive Fund Information in electronic form in lieu of or in addition to separate mailing of paper copies.

10. Agreements. I have received, and understand that I should read and carefully review, the following documents in connection with submitting a Subscription Agreement, and I agree, if my Subscription Agreement is accepted by the Sponsor in its discretion, to be bound by the terms of the following agreements, all as evidenced by my executing the Signature Page and delivering the Signature Page to the Sponsor:

(a) The Trust Agreement, which sets forth terms applicable to the Fund;

(b) This Subscription Agreement, which sets forth the terms governing my investment in the Fund and sets forth certain representations I am making in connection with my investment in the Fund; and

(c) The Private Placement Memorandum, including the risk factors contained therein, and other Offering Materials.

11. Related Party Acknowledgement.

☐ I represent and warrant that, to the best of my knowledge, I do not control, am not controlled by or under common control with, any other investor in the Fund.

[E-Signature Page Follows]

E-SIGNATURE PAGE

I agree to comply with and be bound by all terms of the Subscription Agreement, including this Investor Questionnaire and all other components of the Subscription Agreement.

☐ By checking this box and pressing the “I Agree” button, I agree to comply with and be bound by the Subscription Agreement and the Trust Agreement. I acknowledge and accept that all purchases of Shares in the Fund are final, and there are no refunds or cancellations except as may be required by applicable law or regulation. I further acknowledge and accept that the Sponsor reserves the right to refuse or accept any Subscription in its sole discretion prior to the applicable subscription date; provided that if the Sponsor does refuse to accept my Subscription, it shall return or cause the return of the Subscription to me.

I understand that I will not receive any fractional Shares. Any fractional Share that I would otherwise be entitled to receive that is less than 0.5 Share shall be rounded down to the nearest whole Share and any such fractional Share equal to or greater than 0.5 Share shall be rounded up to the nearest whole Share; provided, however, that any such rounding up or down will not change the price per Share or contribution payable with respect to such Shares as determined in accordance with the Trust Agreement. I understand the Sponsor will not return to me any money I tender that cannot be used to purchase a whole Share.

US $	By:
Subscription Amount		Name/Title:
Email:
Date:
Address:

ACCEPTANCE OF SUBSCRIPTION

(to be filled out only by the Sponsor of the Fund)

The Sponsor hereby accepts the above application for subscription for Shares on behalf of the Fund.

Name of Subscriber: _____________________________________

Amount of Subscription accepted: US $ ______________________

Sponsor:

Bitwise Investment Advisers, LLC

By: _________________________________ Name: Title:

Date: _________________________________

Accepted for admission as of:

Bitwise 10 Crypto Index Fund

Part III: Subscription Agreement

Bitwise 10 Crypto Index Fund

c/o Bitwise Investment Advisers, LLC

Ladies and Gentlemen:

1. Subscription. The undersigned (“Subscriber” or “Shareholder”) hereby subscribes pursuant to this subscription agreement (this “Subscription Agreement”) for units of fractional undivided beneficial interest in the profits, losses, distributions, capital and assets of, and ownership of (“Shares”), Bitwise 10 Crypto Index Fund (the “Fund”), with a subscription amount (“Subscription”) set forth in the Investor Questionnaire portion of this Subscription Agreement (the “Investor Questionnaire”).

2. Acceptance of Agreement; Conditions. The Subscriber understands and agrees that this subscription is made subject to the terms and conditions contained in this Subscription Agreement and the trust agreement of the Fund (as amended and/or restated from time to time, the “Trust Agreement”), and that Bitwise Investment Advisers, LLC (the “Sponsor”) shall have the right to accept or reject the Subscriber’s Subscription for any reason or no reason, in whole or in part, and at any time prior to its acceptance. The Subscriber agrees to provide any information reasonably requested by the Sponsor to verify the accuracy of the representations contained herein. The Subscriber acknowledges that the Fund expects to enter into separate subscription agreements with other investors providing for the sale of Shares in the Fund.

3. Representations, Warranties and Covenants of the Subscriber. The Subscriber hereby represents and warrants to, and agrees with, the Management Parties (as defined below) as follows:

3.1. Reliance. The Fund, the Sponsor and their respective officers, directors, principals, members, employees, agents, and other affiliates (collectively, the “Management Parties”) will be relying on the information, representations, warranties and covenants of the Subscriber in this Subscription Agreement for many purposes.

3.2. Binding Obligation. The Trust Agreement and the Subscription Agreement shall become binding and enforceable against the Subscriber in accordance with their terms on the date, if any, that the Sponsor accepts this subscription in whole or in part. The Subscriber understands that, upon acceptance by the Sponsor, the Subscriber is not entitled to cancel, terminate or revoke this Subscription Agreement or any of the powers conferred in this Subscription Agreement. Upon acceptance the Subscriber shall be deemed to be admitted as a Shareholder of the Fund and agrees to be bound by all of the terms and provisions of the Trust Agreement and to perform all of its obligations therein. The Subscriber further agrees to execute such other documentation as the Fund or the Sponsor may reasonably request in order to reflect the agreement of the undersigned set forth herein.

3.3. Regulatory Issues.

(a) No Registration of Shares. The Subscriber acknowledges and understands that (i) the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), the securities laws of any state or the securities laws of any other jurisdiction, nor is registration contemplated, (ii) the Shares are being offered and sold under an exemption from registration provided in Section 4(a)(2) and Regulation D of the Securities Act, and (iii) the transactions contemplated in the Trust Agreement, this Subscription Agreement and the Offering Materials have not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization. The Fund, and the Subscriber as a holder of Shares in the Fund, will not be afforded the full set of protections provided under the Securities Act or comparable state law.

(b) Investment Company Act Matters. The Subscriber understands and agrees that the Fund is not registered and does not intend to register as an investment company under the Investment Company Act of 1940, as amended.

(c) Investment Advisers Act Matters. The Subscriber understands and agrees that the Sponsor is not registered and does not intend to register as an investment adviser under the Investment Advisers Act of 1940, as amended.

(d) Exchange Act Matters. The Subscriber understands that the Sponsor is not registered with the Securities and Exchange Commission (the “SEC”) or with the securities commission of any state or other jurisdiction as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Fund, and the Subscriber as a holder of Shares in the Fund, will not be afforded the full set of protections provided under the Exchange Act or comparable state law.

(e) Placement Agent. The Subscriber hereby acknowledges and understands that the Fund may engage a placement agent in connection with fundraising for the Fund, and that placement agent may be paid a fee, which may be based, in part, on the aggregate amount of subscriptions to the Fund, for its placement services.

3.4. Authorization; No Conflict.

(a) Authorization of Individuals. If the Subscriber is an individual:

(i) The Subscriber has all requisite legal capacity for the purchase of Shares;

(ii) The Subscriber has all requisite legal capacity for the execution and delivery of this Subscription Agreement and each other document required to be executed and delivered by the Subscriber in connection with this Subscription; and

(iii) Neither the execution, delivery or performance of this Subscription Agreement or any other document required to be executed and delivered by the Subscriber in connection with this Subscription, nor the consummation of any of the transactions contemplated hereby or thereby by the Subscriber, (a) will violate or conflict with any law, rule, regulation, judgment, order or decree of any court or other governmental body, (b) will conflict with or result in any breach or default under, permit any party to accelerate any rights under or terminate, or result in the creation of any lien, charge or encumbrance pursuant to the provision of any material contract, indenture, mortgage, lease, franchise, license, permit authorization, instrument or agreement of any kind to which the Subscriber is a party or by which the Subscriber is bound or to which the properties or assets of the Subscriber are subject, or (c) will require the consent or approval of any person other than consents or approvals that have already been obtained.

(b) Authorization of Entities. If the Subscriber is an entity:

(i) The Subscriber is a corporation or other organization duly incorporated or organized, validly existing and in good standing under the laws of its state of incorporation or organization and has the requisite power and authority to carry on its business and operations as now being conducted,

(ii) The execution and delivery of this Subscription Agreement and each other document required to be executed and delivered by the Subscriber in connection with its subscription for Shares, and the performance by the Subscriber under those agreements, have been duly authorized by appropriate action;

(iii) The Subscriber shall deliver to the Sponsor any evidence of the foregoing as the Sponsor may reasonably require, whether by way of certified resolution or otherwise; and

(iv) The person executing and delivering this Subscription Agreement and any other instruments on behalf of the Subscriber has all requisite power, authority and capacity to execute and deliver those instruments.

(c) Ultimate Owners.

(i) If the Subscriber is acting as trustee, agent, representative or nominee for a subscriber (each, an “Ultimate Owner”), the Subscriber understands and acknowledges that the representations, warranties and agreements made in this Subscription Agreement are made by the Subscriber both (a) with respect to the Subscriber and (b) with respect to the Ultimate Owner. The Subscriber further represents and warrants that it has all requisite power and authority from the Ultimate Owner to execute and perform the obligations under this Subscription Agreement.

(ii) Except as otherwise agreed to in writing with the Sponsor, the Subscriber agrees to indemnify the Management Parties for any and all costs, fees and expenses (including reasonable legal fees and disbursements) in connection with any damages resulting from the assertion of the Subscriber’s lack of proper authorization from the Ultimate Owner to enter into this Subscription Agreement or perform its obligations under it.

3.5. Offering Materials and Other Information.

(a) Differences with Offering Materials. The Subscriber acknowledges that in the event of any differences between the terms set forth in this Subscription Agreement, the Private Placement Memorandum and other Offering Materials provided to the Subscriber prior to signing the Signature Page, the terms and conditions of the Trust Agreement shall supersede any different, conflicting or contrary information set forth in this Subscription Agreement and/or Offering Materials. The Subscriber has had an opportunity to (i) ask questions of and receive answers from the Sponsor concerning the terms and conditions of this Subscription Agreement, the Trust Agreement, the Offering Materials and the business of the Fund and (ii) obtain any additional information concerning the offering, the Fund and any related material to the extent the Fund or the Sponsor possesses relevant information or can acquire it without unreasonable effort or expense.

(b) No Distribution. The Subscriber agrees not to copy, reproduce or deliver the Trust Agreement, the Offering Materials or this Subscription Agreement to any other person, except its professional advisers, without the written consent of the Sponsor.

(c) No Reliance. The Subscriber acknowledges that in making a decision to subscribe for Shares, the Subscriber has relied solely upon the Trust Agreement, the Offering Materials and independent investigations made by the Subscriber. The Subscriber is not relying and may not rely on any pitch deck or other marketing materials for purposes of making a decision to subscribe for Shares. The Subscriber is also not relying on the Management Parties with respect to the legal, tax and other economic factors involved in this investment and understands that it is solely responsible for reviewing the legal, tax and other economic considerations involved with an investment in the Fund with its own legal, tax and other advisers. The Subscriber has consulted to the extent deemed appropriate by the Subscriber with the Subscriber’s own advisers as to the financial, tax, legal, accounting, regulatory and related matters concerning an investment in the Fund and on that basis understands the financial, tax, legal, accounting, regulatory and related consequences of an investment in the Fund, and believes that an investment in the Fund is suitable and appropriate for the Subscriber.

(d) Subscriber’s Review. The Subscriber understands that it is solely responsible for reviewing this Subscription Agreement and, to the extent he, she or it believes necessary, for discussing with counsel the representations, warranties and agreements that the Subscriber is making in this Subscription Agreement. The Subscriber understands that Wilson, Sonsini, Goodrich & Rosati, P.C. acts as counsel only to the Sponsor or the Fund and does not represent the Subscriber or any other person by reason of an investment in the Fund.

(e) No Guarantees. Neither the Sponsor nor anyone on its behalf has made any representations (whether written or oral) to the Subscriber (i) regarding the future performance of the Fund or (ii) that the past performance of the principals of the Fund will in any way predict the results of the Fund’s activities.

3.6. Investment Representations.

(a) No Resale. The Shares are being acquired solely for the Subscriber’s account, for investment, and are not being purchased with a view to or for resale, distribution, subdivision or fractionalization.

(b) Subscriber’s Knowledge. The Subscriber has sufficient knowledge and experience, either independently or together with his, her or its purchaser representative(s), in financial and business matters to enable the Subscriber to evaluate the merits and risks of an investment in the Fund.

3.7. Investment Risks.

(a) General Economic Risk. The Subscriber (i) is able to bear the economic cost of carrying the investment in the Fund for an indefinite period of time; (ii) has adequate means of providing for his, her or its current needs and possible personal contingencies even in the event of a complete loss of this investment; and (iii) has no need for liquidity of the Shares. The Subscriber’s investment in the Fund is consistent with the investment purposes and objectives and cash flow requirements of the Subscriber and will not adversely affect the Subscriber’s overall need for diversification and liquidity.

(b) Distributions. The Subscriber acknowledges that (i) distributions, including, without limitation, the proceeds associated with redemptions, may be paid in cash or in kind and (ii) the Sponsor may require the Subscriber to withdraw all or any portion of the Subscriber’s investment account pursuant to the terms and conditions set forth in the Trust Agreement

(c) Other General Risks. The Subscriber acknowledges and is aware of the following: (i) the Fund has a limited financial and operating history and this is the Fund’s first venture; (ii) the speculative nature and the degree of risk involved in the Fund’s proposed investment activities, as described in the Offering Materials and this Subscription Agreement; (iii) the nature of compensation to be paid to the Sponsor; (iv) there are certain actual and potential conflicts of interest that should be considered by the Subscriber before subscribing for Shares; (v) the tax effects that may be expected by the Fund are not susceptible to precise prediction, and future legislation, future rulings of the Internal Revenue Service (“IRS”) and court decisions may have an adverse effect on one or more of the tax elections made by the Fund; and (vi) valuations for certain purposes under the Trust Agreement may be unaudited and/or estimated and the Sponsor has certain rights with respect to valuing securities.

(d) Additional Risk Disclosures. The Subscriber is solely responsible for reviewing, understanding and considering the risks above and any additional risks, including without limitation those described in the Offering Materials. The Fund’s business, financial condition and results of operations could be materially and adversely affected by any one or more of those risk factors, as could the underlying value of each Shareholder’s Shares, which may lead to the complete loss of any investment Subscriber makes in the Fund.

3.8. Restrictions on Transfer and Redemption. The Subscriber acknowledges and is aware that (i) there are substantial restrictions on the transferability of the Shares; (ii) there may be no public market for the Shares; (iii) there are currently substantial restrictions on a Shareholder’s ability to redeem all or a portion of such Shareholder’s Shares in the Fund, in addition to the required consent of the Sponsor, which the Sponsor may withhold in its sole discretion, and (iv) the Trust Agreement provides for the halting of the Fund’s redemption program prior to and in connection with an intending initiation of quotation of the Fund’s shares on the OTCQX or other secondary market. The Subscriber acknowledges that the Subscriber is aware and understands that the Subscriber may have to hold the Shares herein subscribed for and bear the economic risk for this investment indefinitely, and it may not be possible for the Subscriber to liquidate its investment in the Fund.

3.9. Transfer and Storage of Personal Data.

(a) Personal Data. The Subscriber understands and agrees that in connection with the services provided to the Fund, its personal data may be transferred and/or stored in various jurisdictions in which the Fund and the Management Parties have a presence, including in or to jurisdictions that may not offer a level of personal data protection equivalent to the Subscriber’s country of residence.

(b) Disclosure of Personal Data. The Subscriber further understands and agrees that, although the Fund and the Management Parties will use their reasonable efforts to keep the information provided in the answers to this Subscription Agreement strictly confidential, the Management Parties may present this Subscription Agreement and the information provided in it, details of the Subscriber’s holdings in the Fund, historical and pending transactions in the Fund and the values of those transactions, to any parties (e.g., affiliates, attorneys, auditors, administrators, brokers and regulators) as the Management Parties deem necessary or advisable to facilitate the acceptance and management of the Subscriber’s subscriptions, including, but not limited to, (x) in connection with anti-money laundering and similar laws, (y) if called upon to establish the availability under any applicable law of an exemption from registration of the Shares or to establish compliance with applicable law generally by the Management Parties, or (z) if the information is relevant to any issue in any action, suit, or proceeding to which the Management Parties are a party or by which they are or may be bound.

(c) Disclosure by Law. The Management Parties may also release information about the Subscriber if directed to do so by the Subscriber, if compelled to do so by law or in connection with any government or self-regulatory organization request or investigation. Any disclosure, use, storage or transfer of information for these purposes shall not be treated as a breach of any restriction upon the disclosure, use, storage or transfer of information imposed on any person by law or otherwise.

3.10. Anti-Money Laundering, Economic Sanctions, Anti-Bribery and Anti-Boycott Representations.

(a) Identity of Subscriber and Beneficial Owners. Neither the Subscriber, nor any of its affiliates or direct or indirect beneficial owners, (i) appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”), nor is any of them otherwise a party with which the Fund is prohibited to deal under the laws of the United States or otherwise the subject or target of sanctions administered or enforced by OFAC (“Sanctions”); (ii) is a person identified as a terrorist organization on any other relevant lists maintained by governmental authorities; (iii) unless otherwise disclosed in writing to the Sponsor prior to the Subscriber’s Subscription, is a senior foreign political figure,1 or any immediate family member2 or close associate3 of a senior foreign political figure as those terms are defined in the footnotes below. The Subscriber further represents and warrants that the Subscriber: (1) has conducted thorough due diligence with respect to all of its beneficial owners, (2) has established the identities of all direct and indirect beneficial owners and the source of each beneficial owner’s funds and (3) will retain evidence of those identities, any source of funds and any due diligence.

The Subscriber acknowledges and agrees that (i) should the Subscriber or majority owner be, or become at any time during its investment in the Fund, a subject of Sanctions, the Fund may immediately and without notice to the Subscriber cease any further dealings with the Subscriber and/or the Subscriber’s Interest in the Fund until the Subscriber ceases to be a subject of Sanctions or a license is obtained under applicable law to continue such dealings, and (ii) the Fund and the Sponsor shall have no liability whatsoever for any liabilities, costs, expenses, damages and/or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of revenue, loss of reputation and all interest, penalties and legal costs and all other professional costs and expenses) incurred by the Subscriber in connection with the Subscriber or a majority owner becoming subject to Sanctions.

The Subscriber acknowledges and agrees that should any investment made on behalf of the Fund subsequently become subject to applicable Sanctions, the Fund may immediately and without notice to the Subscriber cease any further dealings with that investment until the applicable Sanctions are lifted or a license is obtained under applicable law to continue such dealings.

(b) Source and Use of Funds.

(i) The Subscriber further represents and warrants that the Subscriber: (1) has conducted thorough due diligence with respect to all of its beneficial owners, (2) has established the identities of all direct and indirect beneficial owners and the source of each beneficial owner’s funds and (3) will retain evidence of those identities, any source of funds and any due diligence. The Subscriber acknowledges that, pursuant to anti-money laundering laws and regulations, the Sponsor acting on behalf of the Fund may be required to collect documentation verifying the Subscriber’s identity and the source of funds used to acquire an Interest before, and from time to time after, acceptance by the Sponsor, on behalf of the Fund, of this Subscription Agreement.

[1]

A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[2]	An “immediate family member” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.
[3]

A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

(ii) The Subscriber represents, warrants and agrees that no capital commitment, contribution or payment to the Fund and no distribution to the Subscriber shall cause the Management Parties to be in violation of applicable U.S. federal or state or non-U.S. laws or regulations, including, without limitation, anti-money laundering, economic sanctions, anti-bribery or anti-boycott laws or regulations, 18 U.S.C. Sections 1956 and 1957, Sanctions or the U.S. Foreign Corrupt Practices Act.

(iii) The Subscriber agrees and acknowledges that, among other remedial measures, (A) in order to comply with governmental regulations and/or if the Fund determines in its sole discretion that such action is in the best interests of the Fund, the Fund may “freeze the account” of the Subscriber, either by prohibiting additional investments by the Subscriber, segregating assets of the Subscriber and/or suspending other rights the Subscriber may have under the Trust Agreement and (B) the Fund may be required to report such action or confidential information relating to the Subscriber (including without limitation, disclosing the Subscriber’s identity) to the regulatory authorities.

(iv) The Subscriber understands and agrees that the Fund may not accept any amounts from a prospective subscriber if such prospective subscriber cannot make the representations set forth in this Section 3.10. If an existing Shareholder cannot make these representations, the Fund may require the redemption of such Shareholder from the Fund.

(c) Additional Information. The Subscriber will provide to the Fund at any time such information as the Fund determines to be necessary or appropriate (i) to comply with the anti-money laundering laws, rules and regulations of any applicable jurisdiction and (ii) to respond to requests for information concerning the identity of Subscriber from any governmental authority, self-regulatory organization or financial institution in connection with the Fund’s anti-money laundering compliance procedures, or to update such information. Failure to provide such information upon request may result in the compulsory redemption of the Subscriber’s Shares.

(d) Filing of Suspicious Activity Reports. The Subscriber acknowledges and agrees that the Management Parties, in complying with anti-money laundering statutes, regulations and goals, may file voluntarily or as required by law suspicious activity reports (“SARs”) or any other information with governmental and law enforcement agencies that identify transactions and activities that the Management Parties reasonably determine to be suspicious, or is otherwise required by law. The Subscriber acknowledges that the Management Parties are prohibited by law from disclosing to third parties, including the Subscriber, any SAR filing itself or the fact that a SAR has been filed.

(e) Freezing of Investment Account. The Subscriber further understands and agrees that the Sponsor may be obligated to “freeze” the Subscriber’s investment account (e.g., by prohibiting additional subscriptions and capital contributions from the Subscriber or suspending other rights the Subscriber may have under the Trust Agreement, including restricting distributions) and the Management Parties may also be required to report any action or failure to comply with information requests and to disclose the Subscriber’s identity to governmental authorities, self-regulatory organizations and financial institutions, in certain circumstances without notifying the Subscriber that the information has been so provided. Any report and/or disclosure made under these circumstances shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

(f) Admission of Shareholders. The Subscriber understands and agrees that, notwithstanding anything to the contrary contained in the Trust Agreement, any side letter or any other agreement, the Sponsor, on behalf of the Fund, may (i) not accept any subscription for Shares from a prospective Shareholder if the prospective Shareholder cannot make the representations set forth in this Section 3.10; (ii) require the redemption of an existing Shareholder pursuant to the Trust Agreement if it cannot make the representations set forth in this Section 3.10 or fails to comply with information requests as set forth in Section 3.10(d) and/or the Trust Agreement; or (iii) take any action set forth in this Section 3.10 or any other reasonably necessary or advisable action with respect to the Shares and the Subscriber shall have no claim, and shall not pursue any claim, against the Management Parties in connection therewith.

(g) Bring Down of Representations and Warranties. The representations and warranties set forth in this Section 3.10 shall be deemed repeated and reaffirmed by the Subscriber to the Fund as of each date that the Subscriber makes a capital contribution to, or receives a distribution from, the Fund, if any. If at any time during the term of the Fund, the representations and warranties set forth in this Section 3.10 cease to be true in any material respect, the Subscriber shall promptly so notify the Fund in writing.

3.11. Non-U.S. Person. If Subscriber is a non-U.S. person, it represents, warrants, and agrees that: (i) it will notify the Sponsor immediately if the Subscriber becomes a U.S. person at any time during which the Subscriber holds or owns any Shares; (ii) it is not acquiring the Shares for the account or benefit of a “U.S. person” as defined in Regulation S under the Securities Act; (iii) Subscriber was physically located outside of the U.S. at the time of receipt by it of the Trust Agreement and this Subscription Agreement; and (iv) Subscriber was physically located outside of the U.S. as of the execution date of this Subscription Agreement.

4. Rule 506(d) of Regulation D.

4.1. Disqualifying Events. In the event that the Subscriber becomes subject to an event specified in Rule 506(d)(1) of the Securities Act (“Disqualifying Event”) at any date after the date of this Subscription Agreement, the Subscriber agrees and covenants to use its best efforts to coordinate with the Sponsor (i) to provide documentation as reasonably requested by the Sponsor related to any Disqualifying Event and (ii) to implement a remedy to address the Subscriber’s changed circumstances so that the changed circumstances will not affect in any way the Fund’s or the Management Parties’ ongoing and/or future reliance on an exemption under the Securities Act provided by Rule 506 of Regulation D.

4.2. Remedies. The Subscriber acknowledges that, at the discretion of the Sponsor, its remedies may include, without limitation, the waiver of all or a portion of the Subscriber’s voting power in the Fund and/or the Subscriber’s, redemption, transfer or sale of its Shares in the Fund. The Subscriber also acknowledges that the Sponsor may periodically request assurance that the Subscriber has not become subject to a Disqualifying Event at any date after the date of the Subscriber’s signature on the Signature Page, and the Subscriber further acknowledges and agrees that the Sponsor shall understand and deem the failure by the Subscriber to respond in writing to any requests to be an affirmation and restatement of the representations, warranties and covenants in this Section 4.

5. Tax Information.

5.1. Waiver of Privacy. The Subscriber certifies that the Subscriber has completed and submitted any required waiver of local privacy laws that could otherwise prevent disclosure of information to a Management Party, the IRS or any other governmental authority for purposes of Chapter 3, Chapter 4 or Chapter 61 of the Code (including without limitation in connection with FATCA4) or any

[4]

As used in this Subscription Agreement, “FATCA” means one or more of the following, as the context requires: (i) Sections 1471 through 1474 of the Code and any associated legislation, regulations or guidance, or similar legislation, regulations or guidance enacted in any other jurisdiction which seeks to implement equivalent tax reporting, financial or tax information sharing, and/or withholding tax regimes, (ii) any intergovernmental agreement, treaty or any other arrangement between one jurisdiction and any of the United States, the United Kingdom or any other jurisdiction (including between any government bodies in each relevant jurisdiction), entered into to facilitate, implement, comply with or supplement the legislation, regulations or guidance described in the foregoing clause (i), and (iii) any legislation, regulations or guidance implemented in a jurisdiction to give effect to the foregoing clauses (i) or (ii).

intergovernmental agreement entered into in connection with the implementation of FATCA (an “IGA”), and any other documentation required to establish an exemption from, or reduction in, withholding tax or to permit the Fund to comply with information reporting requirements pursuant to Chapter 3, Chapter 4 or Chapter 61 of the Code (including, without limitation, in connection with FATCA or any IGA).

5.2. Updated Tax Forms. The Subscriber further certifies that the Subscriber will, within 30 days of the Subscriber’s receipt of notice that the Subscriber is a Shareholder, provide to the Sponsor a new IRS Form W-9 or applicable IRS Form and any additional documentation required if the IRS Form previously submitted by the Subscriber is not applicable (or is not accurate) with regard to the Subscriber’s Shares in the Fund.

5.3. Subscriber Obligations. The Subscriber will (a) provide prompt written notice to the Fund, and in any event within 30 days, of any change in the Subscriber’s U.S. tax or withholding status, and (b) execute properly and provide to the Fund, within 30 days of written request by the Sponsor (or any other Management Party), any other tax documentation or information that may be reasonably required by the Sponsor (or another Management Party) in connection with the operation of the Fund to comply with applicable laws and regulations (including, but not limited to, the name, address and taxpayer identification number of any “substantial U.S. owner” (as defined in the Code) of the Subscriber or any other document or information requested by the Sponsor (or another Management Party) in connection with the Fund complying with FATCA and/or any IGA or as required to reduce or eliminate any withholding tax directly or indirectly imposed on or collected by or with respect to the Fund), and (c) execute and properly provide to the Fund, within 30 days of written request by the Sponsor (or another Management Party), any tax documentation or information that may be requested by the Sponsor (or any Management Party).

5.4. Reporting. The Subscriber further consents to the reporting of the information provided pursuant to this Section 5, in addition to certain other information, including, but not limited to, the value of the Subscriber’s Shares in the Fund and the amount of any distributions to the Subscriber, by the Fund to the IRS or any other governmental authority if the Fund is required to do so under FATCA.

5.5. Required FATCA Withholding. The Subscriber agrees to timely provide to the Fund such information (and, in the case of any non-natural Subscriber, such Subscriber will seek to obtain from its owners, beneficiaries, or account holders, and to provide to the Fund, such information) and to take such actions as may be necessary (in the reasonable discretion of the Sponsor) to eliminate or minimize the amounts required to be withheld by the Fund under Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “Required FATCA Withholding”). The Subscriber acknowledges and agrees that the Fund may withhold from any distribution to the Subscriber (or at such other times as required by applicable law) any Required FATCA Withholding (regardless of whether the Subscriber has provided the information it is required to provide in accordance with this paragraph) and that such amounts withheld shall be treated as distributed to the Subscriber as provided in the Trust Agreement. The Subscriber acknowledges and understands that the Sponsor or the Fund may be required, and is authorized, to provide any information collected pursuant to this paragraph to the IRS.

5.6. Additional Tax Representations. By executing this Subscription Agreement, the Subscriber understands and acknowledges that (i) the Sponsor (or any other Management Party) may be required to provide the identities of the Subscriber’s direct and indirect beneficial owners to a governmental entity, and (ii) the Subscriber hereby waives any provision of law and/or regulation of any jurisdiction that would, absent a waiver, prevent the Fund from compliance with the foregoing and otherwise with applicable law as described in this Section 5. Furthermore, the Subscriber acknowledges and agrees that (a) the Fund may be required by applicable law, and is authorized, to withhold or pay a tax to the IRS or other applicable tax authority, (b) any amount of tax so withheld or paid with respect to the Subscriber shall be treated as distributed to the Subscriber in accordance with the Trust Agreement, and (c) the Subscriber agrees to repay such amount to the Fund if required in accordance with the Trust Agreement.

6. Indemnification.

6.1. Indemnification. The Subscriber acknowledges that he, she or it understands the meaning and legal consequences of the representations and warranties contained in this Subscription Agreement, and except as otherwise agreed to in writing with the Sponsor, hereby agrees to indemnify and hold harmless the Management Parties, and each other person, if any, who controls, is controlled by, or is under common control with any of the foregoing within the meaning of Section 15 of the Securities Act (each, an “Indemnified Party”) from and against any and all loss, claim, damage, liability or expense whatsoever (including reasonable attorneys’ fees and disbursements) due to or arising out of or based upon (i) any inaccurate representation or warranty made by the Subscriber, or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber in this Subscription Agreement (including the Investor Questionnaire and the Subscriber’s tax forms) or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction, (ii) any action for securities law violations instituted by the Subscriber that is finally resolved by judgment against the Subscriber, or (iii) any action instituted by or on behalf of the Subscriber against an Indemnified Party that is finally resolved by judgment against the Subscriber or in favor of an Indemnified Party.

6.2. Third Party Beneficiaries. Each Indemnified Party is an intended third party beneficiary of this Subscription Agreement. The remedies provided in this Section 6 shall be cumulative and shall not preclude the assertion by any Indemnified Party of any other rights or the seeking of any other remedies against the Subscriber.

6.3. No Waiver. Notwithstanding the foregoing, nothing contained in this Subscription Agreement or the Trust Agreement shall constitute a waiver by a Subscriber of any of his, her or its legal rights under applicable U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived.

7. Instructions. The Management Parties are authorized and instructed to accept and execute any instructions in respect of the Shares to which this Subscription Agreement relates given by the Subscriber in written form or by facsimile or other form of electronic transmission (collectively, “Electronic Instructions”). If Electronic Instructions are given by the Subscriber, the Subscriber undertakes to send the original letter of instructions to the Fund and, except as otherwise agreed to in writing with the Sponsor, agrees to keep each of the Management Parties indemnified against any loss of any nature whatsoever arising to any of them as a result of any of them acting upon, or failing to act upon, Electronic Instructions. The Management Parties may rely conclusively upon and shall incur no liability in respect of (i) any action taken upon any notice, consent, request, instructions or other instrument believed in good faith to be genuine or to be signed by properly authorized persons or (ii) the non-receipt of any instructions relating to the Shares of the Subscriber delivered by facsimile or other electronic means.

8. Power of Attorney. The Subscriber, by executing this Subscription Agreement, hereby appoints the Sponsor, with full power of substitution, as the Subscriber’s true and lawful representative and attorney-in-fact, and agent of the Subscriber, with full power and authority to make, execute, acknowledge, verify, swear to, deliver, record and file, in the Subscriber’s name, place and stead, the Trust Agreement (thereby causing the Subscriber to be admitted as a Shareholder in the Fund), or any other agreement or instrument that the Sponsor deems appropriate to admit the Subscriber as a Shareholder of the Fund. To the maximum extent permitted by law, this power of attorney (“Power of Attorney”) is coupled with an interest, is irrevocable and will survive, and will not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of the Subscriber. The Subscriber further acknowledges and agrees that under the terms of the Trust Agreement, the Subscriber grants a further power of attorney to the Sponsor. The Subscriber represents and warrants that the Power of Attorney granted by the Subscriber has been executed by it in compliance with the laws of the state or jurisdiction in which this Subscription Agreement was executed and to which the Subscriber is subject.

9. Miscellaneous.

9.1. Notices and Electronic Delivery; Privacy Policy.

(a) Electronic Delivery. The Management Parties, each in its sole and absolute discretion, may provide any notices or other communications given or made to the Subscriber and deliver to the Subscriber (or the Subscriber’s designated agents) privacy statements, financial information (audited or otherwise), reports and other communications relating to any Management Party or otherwise relating to this Subscription Agreement and/or the Subscriber’s investment in the Fund (collectively, “Disclosures”) in electronic form, such as via email or posting to a password protected website.

(b) The Management Parties will send emails to the email address that the Subscriber has included on the Investor Questionnaire. If an email notification is undeliverable, delivery of the notice will be made to the Subscriber’s postal mail address of record. The Management Parties reserve the right to post communications on their respective websites without providing notice to the Subscriber, when permitted by law.

(c) The Subscriber agrees that all Disclosures provided to the Subscriber via email notification or the website will be deemed to have been good and effective delivery to the Subscriber when sent or posted, regardless of whether the Subscriber actually or timely receives or accesses the email notification.

(d) The Subscriber understands that if it has any doubts about the authenticity of an email purportedly sent by the Management Parties, the Subscriber should contact the purported sender immediately.

(e) By signing this Subscription Agreement, the Subscriber affirmatively consents to the receipt of Schedule K-1s in electronic form. The Subscriber may withdraw its consent by notifying the Administrator by email to bitwise@theoremfundservices.com. The Sponsor will provide written confirmation of its receipt of a notice of withdrawal and the effective date of the withdrawal. The effective date of the withdrawal of consent will either be the date the notice of withdrawal is received or a subsequent date that will be communicated to the Subscriber within a reasonable time after the receipt of notice of the withdrawal of consent.

(i) A withdrawal of consent does not apply to a Schedule K-1 that was furnished electronically before the date on which the withdrawal of consent takes effect.

(ii) Schedule K-1 will no longer be furnished electronically if the Subscriber provides notice that it has withdrawn consent, if the Subscriber is no longer a Shareholder or if the IRS no longer permits electronic delivery.

(iii) The Subscriber is required to provide the Fund and/or the Sponsor with any updates to the Subscriber’s email address by emailing the Sponsor. The Subscriber will be notified of any changes in the contact information for the Fund and/or the Sponsor by a notice given in accordance with the provisions of this Subscription Agreement.

(iv) Schedule K-1 may be required to be printed and attached to a Federal, state or local income tax return.

9.2. Credit Facilities. The Subscriber acknowledges that the Fund may enter into one or more revolving credit facilities with one or more syndicates of banks or incur indebtedness in lieu of or in advance of Subscriptions. In connection therewith, the Subscriber hereby agrees to cooperate with the Fund and provide such financial information and other documentation reasonably and customarily required to obtain such facilities.

9.3. Confidential Information. The Subscriber agrees that this Subscription Agreement, the Offering Materials and the Trust Agreement and all financial statements, tax reports, portfolio valuations, reviews or analyses of potential or actual investments, reports or other materials prepared or produced by the Management Parties, and all other documents and information concerning the affairs of the Fund and/or its investments (collectively, the “Confidential Information”) that the Subscriber may receive pursuant to or in accordance with this Subscription Agreement, or otherwise as a result of its ownership of Shares, constitute proprietary and confidential information about the Management Parties.

(a) The Subscriber acknowledges that the Management Parties derive independent economic value from the Confidential Information not being generally known and that the Confidential Information is the subject of reasonable efforts to maintain its secrecy.

(b) The Subscriber further acknowledges that the Confidential Information is a trade secret, the disclosure of which is likely to cause substantial and irreparable competitive harm to the Management Parties and their respective businesses.

(c) The Subscriber shall not reproduce any of the Confidential Information or portion of the Confidential Information or make the contents available to any third party other than a disclosure on a need-to-know basis to the Subscriber’s legal, accounting or investment advisers, auditors and representatives (collectively, “Advisers”) without the prior consent of the Sponsor, except to the extent compelled to do so in accordance with applicable law (in which case the Subscriber shall, to the fullest extent permitted by law, promptly notify the Sponsor of the Subscriber’s obligation to disclose any Confidential Information) or with respect to Confidential Information that otherwise becomes publicly available other than through breach of this provision by the Subscriber.

(d) The Subscriber agrees to notify the Subscriber’s Advisers about their obligations in connection with Confidential Information and will further cause its Advisers to abide by the aforesaid provisions relating to Confidential Information.

9.4. Further Advice and Assurances. All information which the Subscriber has provided to the Fund is true, correct and complete in all material respects as of the date hereof, and the Subscriber agrees to notify the Fund promptly upon becoming aware that any representation, warranty or information contained in this Subscription Agreement becomes untrue in any respect at any time. The Subscriber agrees to provide such information and execute and deliver such documents with respect to itself and its direct and indirect beneficial owners as the Fund may from time to time reasonably request to verify the accuracy of the Subscriber’s representations and warranties herein, establish the identity of the Subscriber and the direct and indirect participants in its investment in the Fund, to the extent applicable, to effect any transfer and admission and/or comply with any law, rule or regulation to which the Fund may be subject, including, without limitation, compliance with anti-money laundering laws and regulations or for any other reasonable purpose.

9.5. Headings. Section and other headings contained in this Subscription Agreement are for reference only and are not intended to describe, interpret, define or limit the scope or intent of this Subscription Agreement.

9.6. Governing Law; Consent to Jurisdiction; Venue and Service of Process. This Subscription Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to its conflicts of law rules, notwithstanding the place where this Subscription Agreement may be executed by any party. To the extent permissible under applicable law, the Subscriber hereby irrevocably agrees that any suit, action or proceeding (“Action”) with respect to this Subscription Agreement may, but need not, be resolved, whether by arbitration or otherwise, within the State of California. Accordingly, the parties consent and submit to the non-exclusive jurisdiction of the federal and state courts and any applicable arbitral body located within the State of California. The Subscriber agrees and consents that service of process as provided by U.S. federal and California law may be made upon the Subscriber in any Action and may not as a result claim that any Action has been brought in an inconvenient forum.

9.7. Entire Agreement. This Subscription Agreement along with the Trust Agreement and any side letter or other similar agreement between the Subscriber and the Sponsor and/or the Fund constitute the entire agreement between the parties hereto with respect to the subject matter of this Subscription Agreement and may be amended only in writing, executed by all parties hereto.

9.8. Severability. Each provision of this Subscription Agreement (including without limitation each representation made in the Investor Questionnaire and each provision of or grant of authority by or in the Power of Attorney) shall be considered severable. If it is determined by a court of competent jurisdiction that any provision of this Subscription Agreement is invalid or unenforceable under any applicable law, then that provision shall (i) be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with applicable law; and (ii) not affect the validity or enforceability of any other provisions of this Subscription Agreement, and to this extent the provisions of this Subscription Agreement shall be severable.

9.9. Successors and Assigns; Counterpart Signatures. This Subscription Agreement (i) shall be binding upon the Subscriber and the heirs, legal representatives, successors and permitted assigns of the Subscriber and shall inure to the benefit of the Fund and its successors and assigns, (ii) shall, if the Subscriber consists of more than one person, be the joint and several obligation of each, and (iii) may be executed in counterparts, all of which when taken together, shall be deemed one original.

9.10. Survival. The representations and warranties of the Subscriber in, and the other provisions of, this Subscription Agreement shall survive the execution and delivery of this Subscription Agreement and the admission of the Subscriber as a Shareholder of the Fund.

[End of Agreement]